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                             NEENAH FOUNDRY COMPANY
                      2003 MANAGEMENT ANNUAL INCENTIVE PLAN

1.       Purpose.

                  This plan shall be known as the Neenah Foundry Company 2003 Management Annual Incentive Plan (the "Plan"). The purpose of the Plan shall be to set forth those bonus and other incentive payments, if any, to which an executive of Neenah Foundry Company (the "Company") or any its Subsidiaries will be entitled pursuant to the terms of the Plan.

2. Definitions. For purposes of this Plan, except when the context clearly indicates otherwise, the following terms shall have the meanings set forth below.

         "ACP" means ACP Holding Company, a Delaware corporation.

         "Annual Incentive Bonus" has the meaning given to such term in Section 4(c).

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as amended from time to time.

         "Base Salary" means, with respect to any Plan Participant, "Base Salary" as defined in such Plan Participant's Employment Agreement.

         "Board of Directors" and "Board" mean the board of directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board or such other committee that consists solely of two or more individuals, each of whom is a Non-Employee Director and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

         "Company" has the meaning set forth in Section 1 hereof.

         "Company Group" means ACP, the Company and their respective
Subsidiaries.

         "EBITDA Target" has the meaning given to such term in Section 4(c).

         "Effective Date" means the effective date of the Plan of Reorganization.

         "Emergence Bonus" has the meaning given to such term in Section 4(a).

         "Employment Agreement" means the written agreement between any Plan Participant and the Company or any of its Subsidiaries pursuant to which such Plan Participant is entitled to benefits under the Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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         "Fiscal Year End" has the meaning given to such term in Section 4(c).

         "Incentive Bonus" has the meaning given to such term in Section 4(b).

         "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

         "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "Plan" has the meaning set forth in Section 1 hereof.

         "Plan Participant" means each of William Barrett, Gary LaChey, Joseph DeRita, Frank Headington, Timothy Koller, William Martin, Joseph Varkoly, Steve Shaffer, John Andrews and any other employee of the Company Group selected by the Board or the Committee.

         "Plan of Reorganization" means the Joint Prepackaged Plan of Reorganization of ACP, NFC Castings, Inc., the Company and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated July 1, 2003, including the Plan Supplement and other supplements, appendices and schedules to the Plan, in each case, as amended or supplemented on or before the Effective Date.

         "Subsidiary" of any Person means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by such Person.

         "Target Bonus Amount" means, with respect to any Plan Participant's Annual Incentive Bonus, the product of (i) Base Salary and (ii) Target Bonus Percentage.

         "Target Bonus Percentage" means, with respect to any Plan Participant, "Target Bonus Percentage" as defined in such Plan Participant's Employment Agreement.

3.       Administration.

                  The Plan shall be administered by the Committee; provided, that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to: (i) select persons to participate in the Plan in addition to those entitled to participate in the Plan pursuant to Employment Agreements entered into at or prior to the Effective Date; (ii) determine the form, substance, terms and conditions of each additional grant made under the Plan; (iii) certify that the conditions and restrictions applicable to any grant have been met; (iv) modify the terms of grants made under the Plan; (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States; (vi) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to,

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correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Employment Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that amounts payable under the Plan will be deductible under the Code and the operation of the Plan will comply with Section 162 of the Code to the extent applicable and other applicable law; and (vii) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; provided, that in no event shall any amendment, modification, adjustment, correction or supplement to the Plan pursuant to the foregoing clauses (i) through (vii) adversely affect any Plan Participant without such Plan Participant's consent. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

                  The expenses of administering the Plan shall be borne by the Company.

4.       Bonus Awards.

                  (a) Emergence Bonus. On or after the Effective Date, the Company will pay to certain Plan Participants, in accordance with the terms of the Plan, an emergence bonus ("Emergence Bonus").

                  (b) Incentive Bonus. Any Plan Participant or other employee entitled to an incentive bonus for the fiscal year 2003 under the Company's incentive compensation plan in effect immediately prior to the Effective Date will be paid such bonus ("Incentive Bonus") in cash in the amount set forth in such plan within ten (10) business days of the Board's approval of the Company's audited financial statements.

                  (c) Annual Incentive Bonus. At the end of fiscal year 2004 and each fiscal year thereafter (the "Fiscal Year End"), each Plan Participant and certain other employees of the Company Group will be entitled to receive an annual performance award (an "Annual Incentive Bonus") based on EBITDA targets, debt reduction targets and other criteria, in each case, as established and weighted by the Committee (collectively, the "EBITDA Target"). Each Plan Participant's Annual Incentive Bonus will be calculated as follows:
(i) 50% of such Plan Participant's Target Bonus Amount if the Company Group reaches 85% of the EBITDA Target; (ii) 100% of such Plan Participant's Target Bonus Amount if the Company Group reaches 100% of the EBITDA Target; and (iii) 200% of such Plan Participant's Target Bonus Amount if the Company Group reaches 120% of the EBITDA Target.

                  (d) Withholding. The Company will withhold all amounts required to be withheld under the Code and any state or local law from the payment of any Emergence Bonus, Incentive Bonus or Annual Incentive Bonus.

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5.       Amendment under the Plan.

                  The terms of any outstanding award, payment, grant or incentive under the Plan may be amended from time to time by the Committee solely to provide rights under the Plan that are more favorable to any Plan Participant; provided, that if such amendment adversely affects the rights of any Plan Participant, such amendment shall be deemed to affect such Plan Participant only upon such Plan Participant's written consent.

6.       Commencement Date; Termination Date.

                  The date of commencement of the Plan shall be the Effective Date.

                  Each Plan Participant shall be paid the awards, payments, grants and incentives to which such Plan Participant is entitled pursuant to the Plan as of the Effective Date, and the Plan shall not be terminated unless and until each Plan Participant receives such awards, payments, grants and incentives. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Plan Participant, without such Plan Participant's written consent, under any grant of any incentives theretofore granted under the Plan.

7.       Severability.

                  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

8.       Governing Law.

                  The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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